SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            Form 8-K


        Current Report Pursuant to Section 13 or 15(d) of

               The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 10, 2000



                 CALIFORNIA SOFTWARE CORPORATION
      (Exact name of registrant a specified in its charter)


       Nevada              001-155769            88-0408446

  (State or other       (Commission File        (IRS Employer
    jurisdiction            Number)          Identification No.)
 of incorporation)

      2485 McCabe Way, 2nd Floor, Irvine, California 92618

      (Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code  (949) 553-8900

     2901 South Pullman Street, Santa Ana, California 92705

  (Former name or former address, if changed since last report)

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

     On November 10, 2000, California Software Corporation ("CSC") acquired Unibol, Ltd, a United Kingdom corporation, and Unibol, Inc., a Georgia corporation (collectively, "Unibol"), from Unicomp Computing Group Ltd., a wholly-owned subsidiary of Unicomp, Inc., and Unicomp, Inc. (collectively "Unicomp"), respectively (the "Acquisition"). The Acquisition was achieved pursuant to a Stock Purchase Agreement and Addendum (the "Agreement"), dated November 10, 2000, by and among CSC, Unibol, and Unicomp. In connection with the Acquisition, Unicomp received a cash payment of $1,000,000, will receive addition payments totaling $500,000 pursuant to monthly installment payments as set forth in the Agreement, and $1,500,000 in common stock of CSC as set forth in the Agreement. In determining the aggregate purchase price for Unibol, CSC took into account the value of companies of similar industry and size to Unibol, comparable transactions, and the market for such companies generally.

     Since the date of the press release concerning the Acquisition, a disagreement has evolved concerning the scope of the Acquisition and certain deal terms thereof. CSC considers these disagreements to be material to the Acquisition and hopes to resolve them as soon as possible.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (a)  FINANCIAL STATEMENTS OF UNIBOL.  Financial statements of
          Unibol required to be filed pursuant to this section are not available at this time. Such financial statements will be filed by CSC as soon as practicable by an amended Current Report on Form 8-K which will be filed within sixty (60) days after the required filing date of this Current Report on Form 8-K.

     (b) PRO FORMA FINANCIAL INFORMATION. The pro forma financial statements of CSC required to be filed pursuant to this section are not available at this time. Such pro forma financial information will be filed by CSC as soon as practicable by an amended Current Report on Form 8-K which will be filed within sixty (60) days after the required filing date of this Current Report on Form 8-K.

     (c)  EXHIBITS.

          2.1  Stock Purchase Agreement and Addendum, dated November 10,
               2000, by and among California Software Corporation, Inc., Unibol, Ltd., ICS Computing Group Ltd. (aka Unicomp Computing Group Ltd.) and Unicomp, Inc.

          99.1 Text of Press Release, dated November 10, 2000.

                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: November 27, 2000       CALIFORNIA SOFTWARE CORPORATION, INC.

                              By: /s/Larry Jagiello, Chief Financial Officer